EXCHANGE BANCSHARES, INC.
                                237 Main Street
                             Luckey, Ohio 43443-0177
                            Telephone: (419) 833-3401

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                                     PROXY
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                   PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 1997

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, having received notice of the Annual Meeting of Share-holders of Exchange Bancshares, Inc. to be held following the 6:30 p.m. dinner for shareholders on Wednesday, May 14, 1997 hereby designates and appoints
A. John Moore, Sharon Hoffman and Jeffrey Cross, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value of $5.00 per share, of Exchange Bancshares, Inc. that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, with all the powers the undersigned would posses if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

     Proposal 1.   To elect the following three (3) nominees of Exchange
                   Bancshares, Inc. to Class II of the Board of Directors,
                   Cecil R. Adkins, Norma J. Christen and Donald H. Lusher

                   _____ FOR THE NOMINEES (EXCEPT AS MARKED BELOW)

                   _____ WITHHOLD AUTHORITY FOR ONE OR MORE OF THE NOMINEES

                   IF YOU WISH TO WITHHOLD AUTHORITY FOR ANY NOMINEE, ENTER THE NAME(S) ON THE FOLLOWING
                   LINE______________________________________________________

     Proposal 2.   To ratify the selection of Robb, Dixon, Francis, Davis,
                   Oneson and Company as the Company's independent certified public accountants for the fiscal year ended December 31, 1997.

                   ____ FOR            ____ AGAINST             ____ABSTAIN

     The Board of Directors recommends a vote FOR the election of the named nominees and FOR Proposal 2. Please make an "X" in one of the spaces provided under each proposal.

     THIS PROXY WILL BE VOTED:   (1) AS DIRECTED ON THE MATTERS LISTED ABOVE;
(2) IN ACCORDANCE WITH THE DIRECTORS RECOMMENDATION WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by sub-mitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the meeting.

Dated ______________________         ___________________________________________
                                     Signature of Shareholder

                                     ___________________________________________
                                     Signature of Shareholder


(Please sign Proxy as your name appears on your stock certificates(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such).
   PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.